                                                                     EXHIBIT 2.1
                                                                     -----------




                                   [FORM OF]

                            REORGANIZATION AGREEMENT

                                     among

                           Tele-Communications, Inc.
                            TCI Communications, Inc.
                            Tempo Enterprises, Inc.
                   TCI Digital Satellite Entertainment, Inc.
                                Old TCI SE, Inc.
                                 TCI K-1, Inc.
                      United Artists K-1 Investments, Inc.
                             TCISE Partner 1, Inc.
                             TCISE Partner 2, Inc.

                                      and

                       TCI Satellite Entertainment, Inc.

                          Dated as of __________, 1996

                               TABLE OF CONTENTS


ARTICLE I
     THE MERGERS
     Section 1.1    The Mergers............................................2
     Section 1.2    Effective Time of The Mergers..........................2
     Section 1.3    Effect of The Mergers..................................2
     Section 1.4    Certificate of Incorporation and By-laws...............3
     Section 1.5    Directors And Officers of Surviving Corporation........4
     Section 1.6    Conversion of Securities...............................4

 ARTICLE II
     CONTRIBUTION TO CAPITAL OF THE COMPANY BY TCIC
     Section 2.1    Contribution...........................................5
     Section 2.2    IRS Classification.....................................5

ARTICLE III
     SALES OF PARTNERSHIP INTERESTS
     BY TCI K-1 TO SUB 1 AND BY UA K-1 TO SUB 2
     Section 3.1    Sales of Partnership Interests.........................5
     Section 3.2    Purchase Price.........................................5
     Section 3.3    Assumption of Liabilities..............................6

ARTICLE IV
     ISSUANCE OF PROMISSORY NOTE BY THE COMPANY TO TCIC....................6

ARTICLE V SPINOFF OF THE COMPANY TO TCI....................................6

ARTICLE VI
     ASSUMPTION OF INDEBTEDNESS
     Section 6.1    Assumption and Novation................................7
     Section 6.2    Allocation of Consideration............................7

ARTICLE VII
     DISTRIBUTION OF THE COMPANY COMMON STOCK
     TO THE TCI GROUP STOCKHOLDERS
     Section 7.1    Amended and Restated Certificate of
                    Incorporation of the Company...........................8


     Section 7.2    Reclassification of Company Common Stock...............8
     Section 7.3    The Distribution.......................................9
     Section 7.4    Conditions to the Distribution.........................9
     Section 7.5    Treatment of Outstanding Options and SARs.............10

ARTICLE VIII
     REPRESENTATIONS AND WARRANTIES
     Section 8.1    Representations And Warrantiesof the Parties..........11
     Section 8.2    Additional Representations and Warranties of TCIC.....12
     Section 8.3    Additional Representatives and Warranties of the
                    Company, Sub 1 and Sub 2..............................13

ARTICLE IX
     COVENANTS
     Section 9.1   Cross-Indemnities.....................................13
     Section 9.2   Further Assurances....................................14
     Section 9.3   Specific Performance..................................14
     Section 9.4   Access to Information.................................15
     Section 9.5   Confidentiality.......................................15

ARTICLE X
     CLOSING
     Section 10.1   Closing...............................................16
     Section 10.2   Conditions to Closing.................................16
     Section 10.3   Deliveries at Closing.................................17

ARTICLE XI
     TERMINATION
     Section 11.1   Termination...........................................20
     Section 11.2   Effect of Termination.................................20

ARTICLE XII
     MISCELLANEOUS
     Section 12.1   No Third-Party Rights.................................21
     Section 12.2   Notices...............................................21
     Section 12.3   Entire Agreement......................................21
     Section 12.4   Amendment, Modification or Waiver.....................22
     Section 12.5   Binding Effect; Benefit; Successors And Assigns.......22
     Section 12.6   Costs And Expenses....................................22
     Section 12.7   Severability..........................................22
     Section 12.8   Miscellaneous.........................................22

EXHIBIT A -- Form of Subsidiary Notes
EXHIBIT B -- Form of Company Note
EXHIBIT C -- Form of Company Charter
EXHIBIT D -- Form of Company Stock Option Agreement

SCHEDULE 8.1(b) -- Certain Agreements
SCHEDULE 8.5(d) -- Company Stock Options

                             INDEX TO DEFINITIONS

     The following terms used in this Agreement are defined in the sections indicated:


Term                                   Section
----                                   -------
Add-on Company Option                  Section 7.5(b)(i)
Adjusted TCI Option                    Section 7.5(b)(ii)
Agents                                 Section 9.5(a)
Agreement                              Preamble
Assumed Liabilities                    Section 3.3(b)
Assumption Amount                      Section 6.1
Certificates of Merger                 Section 1.2
Closing                                Section 10.1
Closing Date                           Section 10.1
Code                                   Section 2.2
Colorado Act                           Section 1.1(a)
Company                                Preamble
Company Charter                        Section 7.1
Company Common Stock                   Section 7.3(a)
Company Employees                      Section 7.5(c)
Company Note                           Article IV
Company Stock Options                  Section 7.5(d)
Delaware Act                           Section 1.1(a)
Digital                                Preamble
Digital Constituent Corporations       Section 1.1(b)
Digital Merger                         Section 1.1(b)
Digital Satellite Assets               Section 9.1(b)(i)(B)
Digital Satellite Business             Recitals
Digital Stock                          Section 1.6(a)(ii)
Digital Surviving Corporation          Section 1.1(b)
Disclosing Party                       Section 9.5(b)
Distribution                           Recitals
Distribution Date                      Section 7.3(b)
Enterprises                            Preamble
Enterprises Constituent Corporations   Section 1.1(c)
Enterprises Merger                     Section 1.1(c)
Enterprises Surviving Corporation      Section 1.1(c)
Grant Date                             Section 7.5(d)
Interests                              Section 3.1(b)
Losses                                 Section 9.1(a)
Merger Effective Time                  Section 1.2
Mergers                                Section 1.1(c)
Oklahoma Act                           Section 1.1(c)
Old TCISE                              Preamble
Partnership                            Section 3.1(a)
Partnership Agreement                  Section 3.1(a)

Party                                  Section 9.4(a)
Proprietary Information                Section 9.5(b)
receiving Party                        Section 9.5(b)
Reclassification                       Section 7.2
Record Date                            Section 7.3(b)
Series A Common Stock                  Section 7.2
Series A TCI Group Common Stock        Recitals
Series B Common Stock                  Section 7.2
Series B TCI Group Common Stock        Recitals
Sub 1                                  Preamble
Sub 1 Note                             Section 3.2
Sub 2                                  Preamble
Sub 2 Note                             Section 3.2
Subsidiary Notes                       Section 3.2
TCI                                    Preamble
TCI Board                              Section 7.4(a)
TCIC                                   Preamble
TCI Group Common Stock                 Recitals
TCI Group Stockholders                 Section 7.3(a)
TCI K-1                                Preamble
TCI K-1 Assumed Liabilities            Section 3.3(a)
TCI K-1 Interest                       Section 3.1(a)
TCI Options                            Section 7.5(a)
TCI Plan Committee                     Section 7.5(a)
TCI Plans                              Section 7.5(a)
TCI SARs                               Section 7.5(a)
TCISE Constituent Corporations         Section 1.1(a)
TCISE Merger                           Section 1.1(a)
TCISE Surviving Corporation            Section 1.1(a)
Tempo                                  Recitals
Tempo Shares                           Section 2.1
Tempo Stock                            Section 2.1
UA K-1                                 Preamble
UA K-1 Assumed Liabilities             Section 3.3(b)
UA K-1 Interest                        Section 3.1(b)

                           REORGANIZATION AGREEMENT

          Reorganization Agreement (this "Agreement"), dated as of ________ __, 1996, among Tele-Communications, Inc., a Delaware corporation ("TCI"), TCI Communications, Inc., a Delaware corporation ("TCIC"), Tempo Enterprises, Inc., an Oklahoma corporation ("Enterprises"), TCI Digital Satellite Entertainment, Inc., a Colorado corporation ("Digital"), Old TCI SE, Inc., a Delaware corporation ("Old TCISE") TCI K-1, Inc., a Colorado corporation ("TCI K-1"), United Artists K-1 Investments, Inc., a Colorado corporation ("UA K-1"), TCISE Partner 1, Inc., a Colorado corporation ("Sub 1"), TCISE Partner 2, Inc., a Colorado corporation ("Sub 2") and TCI Satellite Entertainment, Inc., a Delaware corporation (the "Company").

                                    RECITALS

          A. Each of the parties to this agreement other than TCI is a direct or indirect subsidiary of TCI. The parties desire to effect the transactions set forth in this Agreement in connection with a plan to reorganize and spin off TCI's interests in the business of distributing multichannel programing services directly to consumers in the United States via digital broadcast satellite, including the rental and sale of customer premises equipment relating thereto (the "Digital Satellite Business"), which plan was adopted by TCI's Board of Directors on June 17, 1996. Upon the consummation of the transactions provided for herein, subject to regulatory approval and certain other conditions, TCI intends to distribute (the "Distribution") all the capital stock of the Company to the holders of record of shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share (the "Series A TCI Group Common Stock"), and Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share (the "Series B TCI Group Common Stock" and together with the Series A TCI Group Common Stock, the "TCI Group Common Stock").

          B.   TCIC is a subsidiary of TCI.

          C. Enterprises and Digital are direct wholly-owned subsidiaries of TCIC.

          D. Tempo Satellite, Inc., an Oklahoma corporation ("Tempo"), is a direct wholly-owned subsidiary of Enterprises.

          E. TCI K-1 and UA K-1 are indirect wholly-owned subsidiaries of TCIC.

          F. Old TCISE and the Company are direct wholly-owned subsidiaries of Digital. Sub 1 and Sub 2 are direct wholly-owned subsidiaries of the Company. Old TCISE, the Company, Sub 1 and Sub 2 were formed in connection with the Distribution.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

Section 1.1    The Mergers.

               (a) In accordance with and subject to the provisions of this Agreement, the Business Corporation Act of the State of Colorado (the "Colorado Act") and the General Corporation Law of the State of Delaware (the "Delaware Act"), at the Merger Effective Time with respect to the TCISE Merger (as such terms are defined below), Old TCISE shall be merged with and into Digital, and the separate existence of Old TCISE shall cease, and Digital shall continue as the surviving corporation (sometimes referred to as the "TCISE Surviving Corporation") under the laws of the State of Colorado (the "TCISE Merger"). Digital and Old TCISE are sometimes referred to collectively herein as the "TCISE Constituent Corporations." The TCISE Merger is intended to be a "short form" merger pursuant to section 7-111-104 of the Colorado Act and section 253 of the Delaware Act.

               (b) In accordance with and subject to the provisions of this Agreement, the Colorado Act and the Delaware Act, at the Merger Effective Time with respect to the Digital Merger (as defined below), Digital shall be merged with and into the Company and the separate existence of Digital shall cease, and the Company shall continue as the surviving corporation (sometimes referred to herein as the "Digital Surviving Corporation") under the laws of the State of Delaware (the "Digital Merger"). The Company and Digital are sometimes referred to collectively herein as "the Digital Constituent Corporations." The Digital Merger is intended to be a "short form" merger pursuant to section 253 of the Delaware Act and section 7-111-104 of the Colorado Act.

               (c) In accordance with and subject to the provisions of this Agreement, the General Corporation Act of the State of Oklahoma (the "Oklahoma Act") and the Delaware Act, at the Merger Effective Time with respect to the Enterprises Merger (as defined below), Enterprises shall be merged with and into TCIC, and the separate existence of Enterprises shall cease, and TCIC shall continue as the surviving corporation (sometimes referred to herein as the "Enterprises Surviving Corporation") under the laws of the State of Delaware (the "Enterprises Merger" and, together with the TCISE Merger and the Digital Merger, the "Mergers"). TCIC and Enterprises are sometimes referred to collectively herein as the "Enterprises Constituent Corporations." The Enterprises Merger is intended to be a "short form" merger pursuant to section 253 of the Delaware Act and section 1083 of the Oklahoma Act.

Section 1.2    Effective Time of The Mergers.

               Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties to the Mergers shall file such certificates of merger, articles of merger or other appropriate documents (in any case, the "Certificates of Merger") executed in accordance with the relevant provisions of the Delaware Act and the Colorado Act or the Oklahoma Act, as the case may be, as shall be necessary or desirable in connection with the Mergers. Each Merger shall become effective at the time specified in the applicable Certificate of Merger (the time each Merger becomes effective being the "Merger Effective Time" with respect to such Merger). The Mergers will occur in the following order: first, the TCISE Merger; second, the Digital Merger; and third, the Enterprises Merger.

Section 1.3    Effect of The Mergers.

               (a) From and after the Merger Effective Time with respect to the TCISE Merger, the TCISE Merger will have the effects set forth in section 7-111-106 of the Colorado Act and, to the extent applicable, section 259 of the Delaware Act. If, at any time after the Merger Effective Time with respect to the TCISE Merger, the TCISE Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the TCISE Surviving Corporation its rights, title and interests in, to or under any of the rights, properties or assets of either of the TCISE Constituent Corporations, or otherwise to carry out the intent and purposes of the TCISE Merger, the officers and directors of the TCISE Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the TCISE Constituent Corporations, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of the TCISE Constituent Corporations, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interests in, to and under such rights, properties or assets in the TCISE Surviving Corporation or otherwise to carry out the intent and purposes of the TCISE Merger.

               (b) From and after the Merger Effective Time with respect to the Digital Merger, the Digital Merger will have the effects set forth in section 259 of the Delaware Act and, to the extent applicable, section 7-111-106 of the Colorado Act. If, at any time after the Merger Effective Time with respect to the Digital Merger, the Digital Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Digital Surviving Corporation its rights, title and interests in, to or under any of the rights, properties or assets of either of the Digital Constituent Corporations, or otherwise to carry out the intent and purposes of the Digital Merger, the officers and directors of the Digital Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Digital Constituent Corporations, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of the Digital Constituent Corporations, all such other actions and things, as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interests in, to and under such rights, properties or assets in the Digital Surviving Corporation or otherwise to carry out the intent and purposes of the Digital Merger.

          (c) From and after the Merger Effective Time with respect to the Enterprises Merger, the Enterprises Merger will have the effects set forth in section 259 of the Delaware Act and, to the extent applicable, sections 1088 and 1090 of the Oklahoma Act. If, at any time after the Merger Effective Time with respect to the Enterprises Merger, the Enterprises Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Enterprises Surviving Corporation its rights, title and interests in, to or under any of the rights, properties or assets of either of the Enterprises Constituent Corporations, or otherwise to carry out the intent and purposes of the Enterprises Merger, the officers and directors of the Enterprises Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Enterprises Constituent Corporations, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of the Enterprises Constituent Corporations, all such other actions and things, as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interests in, to and under such rights, properties or assets in the Enterprises Surviving Corporation or otherwise to carry out the intent and purposes of the Enterprises Merger.

Section 1.4    Certificate of Incorporation and By-laws.

               (a)  TCISE Merger.  At the Merger Effective Time with respect to
                    ------------
the TCISE Merger, the certificate of incorporation of Digital, as in effect immediately prior to such time, shall be the certificate of incorporation of the TCISE Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the Delaware Act. The by-laws of Digital, as in effect at the Merger Effective Time with respect to the TCISE Merger, shall be the by-laws of the TCISE Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the Delaware Act or in the certificate of incorporaiton of the TCISE Surviving Corporation.

               (b)  Digital Merger.  At the Merger Effective Time with respect
                    --------------
to the Digital Merger, the certificate of incorporation of the Company, as in effect immediately prior to such time, shall be the certificate of incorporation of the Digital Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the Delaware Act. The by-laws of the Company, as in effect at the Merger Effective Time with respect to the Digital Merger, shall be the by-laws of the Digital Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the Delaware Act or in the certificate of incorporation of the Digital Surviving Corporation.

               (c)  Enterprises Merger.  At the Merger Effective Time with
                    ------------------
respect to the Enterprises Merger, the certificate of incorporation of TCIC, as in effect immediately prior to such time, shall be the certificate of incorporation of the Enterprises Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the Delaware Act. The by-laws of TCIC, as in effect at the Merger Effective Time with respect to the Enterprises Merger, shall be the by-laws of the Enterprises Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the Delaware Act or in the certificate of incorporation of the Enterprises Surviving Corporation.

Section 1.5    Directors And Officers of Surviving Corporation.

               (a) The directors of Digital, the Company and TCIC immediately prior to the Merger Effective Time with respect to the TCISE Merger, the Digital Merger and the Enterprises Merger, respectively, shall be the directors of the TCISE Surviving Corporation, the Digital Surviving Corporation and the Enterprises Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

               (b) The officers of Digital, the Company and TCIC immediately prior to the Merger Effective Time with respect to the TCISE Merger, the Digital Merger and the Enterprises Merger, respectively, shall be the officers of the TCISE Surviving Corporation, the Digital Surviving Corporation and the Enterprises Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.6    Conversion of Securities.

               (a)  TCISE Merger.  At the Merger Effective Time with respect to
                    ------------
the TCISE Merger, subject and pursuant to the terms of this Agreement and the Delaware Act, by virtue of the TCISE Merger and without any action on the part of the TCISE Constituent Corporations or any other person, (i) each issued and outstanding share of capital stock of Digital, and each share of capital stock of Digital then held by Digital as treasury stock, if any, shall remain issued and outstanding and shall not be affected in any way by the TCISE Merger and
(ii) each share of capital stock of Old TCISE then issued and outstanding or held by Old TCISE in its treasury shall be canceled and retired without consideration.

               (b)  Digital Merger.  At the Merger Effective Time with respect
                    --------------
to the Digital Merger, subject and pursuant to the terms of this Agreement and the Delaware Act, by virtue of the Digital Merger and without any action on the part of the Digital Constituent Corporations or any other person, (i) each issued and outstanding share of capital stock of the Company as of immediately prior to the Merger Effective Time with respect to the Digital Merger, all of which is owned beneficially and of record by Digital, and each share of such capital stock of the Company that is then held by the Company as treasury stock, if any, shall be canceled and retired without consideration, (ii) each issued and outstanding share of the common stock, par value $1.00 per share, of Digital as of immediately prior to the Merger Effective Time with respect to the Digital Merger (the "Digital Stock"), shall be converted into one share of common stock, par value $1.00 per share, of the Digital Surviving Corporation, and
(iii) any shares of Digital Stock then held by Digital as treasury stock shall be canceled and retired without consideration.

               (c)  Enterprises Merger. At the Merger Effective Time with
                    ------------------
respect to the Enterprises Merger, subject and pursuant to the terms of this Agreement and the Delaware Act, by virtue of the Enterprises Merger and without any action on the part of the Enterprises Constituent Corporations or any other person, (i) each issued and outstanding share of capital stock of TCIC, and each share of capital stock of TCIC then held by TCIC as treasury stock, if any, shall remain issued and outstanding and shall not be affected in any way by the Enterprises Merger and (ii) each share of capital stock of Enterprises then issued and outstanding or held by Enterprises in its treasury shall be canceled and retired without consideration.

                                  ARTICLE II

                CONTRIBUTION TO CAPITAL OF THE COMPANY BY TCIC

Section 2.1    Contribution.

               TCIC hereby agrees to grant, assign, transfer, deliver and convey to the Company at the Closing, effective immediately following the Merger Effective Time with respect to the Mergers, as a contribution to capital and without further consideration, 1,000 shares (the "Tempo Shares") of the common stock, par value $1.00 per share, of Tempo (the "Tempo Stock"), which shares constitute all the issued and outstanding shares of capital stock of Tempo. The Company hereby agrees to acquire, accept and receive all of TCIC's rights, title and interests in and to the Tempo Shares.


Section 2.2    IRS Classification.

               The conveyance contemplated by this Article II is being undertaken by the parties pursuant to Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "Code").


                                  ARTICLE III

                        SALES OF PARTNERSHIP INTERESTS
                  BY TCI K-1 TO SUB 1 AND BY UA K-1 TO SUB 2

Section 3.1    Sales of Partnership Interests.

               (a) TCI K-1 hereby agrees to sell, assign, transfer, deliver and convey to Sub 1 at the Closing all rights, title and interests of TCI K-1 in and to its general and limited partnership interests (the "TCI K-1 Interest") in PRIMESTAR Partners, L.P. (the "Partnership"), including, without limitation, its rights under the Limited Partnership Agreement of the Partnership dated as of February 8, 1990, as amended (the "Partnership Agreement").

               (b) UA K-1 hereby agrees to sell, assign, transfer, deliver and convey to Sub 2 at the Closing all rights, title and interests of UA K-1 in and to its general and limited partnership interests (the "UA K-1 Interest" and, collectively with the TCI K-1 Interest, the "Interests") in the Partnership, including, without limitation, its rights under the Partnership Agreement.

Section 3.2    Purchase Price.

               In consideration for the respective Interests, at the Closing, Sub 1 hereby agrees to deliver to TCI K-1 a promissory note, substantially in the form of Exhibit A attached hereto (the "Sub 1 Note"), in the original principal amount of $________, and Sub 2 hereby agrees to deliver to UA K-1 a promissory note, substantially in the form of Exhibit A attached hereto (the "Sub 2

Note" and, together with the Sub 1 Note, the "Subsidiary Notes"), in the original principal amount of $________.

Section 3.3    Assumption of Liabilities.

               (a) In connection with the sale of the TCI K-1 Interest as contemplated hereby, and in further consideration thereof, Sub 1 hereby agrees to be bound by all applicable provisions of the Partnership Agreement and to assume and to perform and discharge, or cause to be performed and discharged, when due any and all obligations and liabilities of TCI K-1 that were incurred by TCI K-1 as a partner of the Partnership, including without limitation all liabilities of TCI K-1 under the Partnership Agreement, whether such liabilities (hereinafter collectively referred to as the "TCI K-1 Assumed Liabilities") are known or unknown, accrued or unaccrued, liquidated or unliquidated in amount, fixed or contingent, due or to become due, existing or inchoate, and whether arising on or before or after the date hereof.

              (b) In connection with the sale of the UA K-1 Interest as contemplated hereby, and in further consideration thereof, Sub 2 hereby agrees to be bound by all applicable provisions of the Partnership Agreement and to assume and to perform and discharge, or cause to be performed and discharged, when due any and all obligations and liabilities of UA K-1 that were incurred by UA K-1 as a partner of the Partnership, including without limitation all liabilities of UA K-1 under the Partnership Agreement, whether such liabilities (hereinafter referred to as the "UA K-1 Assumed Liabilities" and, collectively with the TCI K-1 Assumed Liabilities, the "Assumed Liabilities") are known or unknown, accrued or unaccrued, liquidated or unliquidated in amount, fixed or contingent, due or to become due, existing or inchoate, and whether arising on or before or after the date hereof.


                                  ARTICLE IV

              ISSUANCE OF PROMISSORY NOTE BY THE COMPANY TO TCIC

               At the Closing, immediately following the consummation of the transactions provided for in Articles I, II and III of this Agreement, the Company shall deliver to TCIC a promissory note, substantially in the form attached hereto as Exhibit B (the "Company Note"), in an amount equal to the intercompany balance between the Company and TCIC and/or any of TCIC's other consolidated subsidiaries as of the Closing Date, in satisfaction of such intercompany balance.


                                   ARTICLE V

                         SPINOFF OF THE COMPANY TO TCI


               At the Closing, immediately following delivery of the Company Note by the Company to TCIC pursuant to Article IV hereof, TCIC shall distribute to TCI, as a tax-free spinoff, all the issued and outstanding capital stock of the Company.

                                  ARTICLE VI

                          ASSUMPTION OF INDEBTEDNESS

Section 6.1    Assumption and Novation.

               At the Closing, immediately following the consummation of the transaction provided for in Article V of this Agreement, TCI shall assume indebtedness of the Company and/or its subsidiaries in an amount equal to the excess of (a) the aggregate principal amounts of the Company Note and the Subsidiary Notes over (b) $250,000,000 (such excess, the "Assumption Amount"). Such assumption of indebtedness shall be effected as follows:

               (a) At the Closing, TCI shall assume, by novation, a portion of the indebtedness represented by the Subsidiary Notes and Company Note equal in the aggregate to the Assumption Amount. Such assumption of indebtedness shall be applied first against the Subsidiary Notes, and then against the Company Note, to the extent that the Assumption Amount exceeds the aggregate principal amount of the Subsidiary Notes.

               (b) Upon the assumption of indebtedness and novation provided for in paragraph (a) of this Article VI:

                   (i) the Company Note and the Subsidiary Notes shall be canceled and retired;

                   (ii) TCI shall issue its promissory notes to TCIC, TCI K-1 and UA K-1 in the respective principal amounts of the indebtedness to such entities assumed by TCI, which notes shall be in substantially the forms of the Company Note and the Subsidiary Notes, as the case may be, or in such other form or forms as TCI and the payees shall agree; and

                   (iii) the Company shall issue to TCIC a substitute promissory note, substantially in the form of the Company Note so canceled and retired, in the principal amount of $250,000,000.

Section 6.2    Allocation of Consideration.

     The consideration received by the Company as a result of the assumption of indebtedness provided for in Section 6.1 shall be allocated as follows:

               (a) $100,000,000 of such indebtedness shall be assumed by TCI as a capital contribution to the Company by TCI; and


               (b) the remainder of such indebtedness shall be assumed by TCI as consideration for (i) the assumption by the Company at the Closing of TCI's obligations under the Company Stock Options, as provided in Section 7.5(d) of this Agreement and (ii) the grant by the Company to TCI of an option to purchase up to 4,765,000 shares of Company Common Stock, at an exercise price of $1.00 per share, as required by TCI from time to time to meet its obligations under the conversion features of the TCI Series D Convertible Preferred Stock and the Convertible Notes due December 12, 2021, of TCI UA, Inc., as such conversion features are adjusted as a result of the Distribution, as provided in the Option Agreement dated as of the date hereof between TCI and the Company.


                                 ARTICLE VII

                   DISTRIBUTION OF THE COMPANY COMMON STOCK
                         TO THE TCI GROUP STOCKHOLDERS

Section 7.1    Amended and Restated Certificate of Incorporation of the Company.

     Following the Closing and prior to the Distribution (i) the Company will cause the Certificate of Incorporation of the Company to be amended and restated, substantially in the form attached hereto as Exhibit C (the "Company Charter"), (ii) TCI, as the sole stockholder of the Company, will approve the Company Charter and (iii) the Company will cause the Company Charter to be filed in the State of Delaware, in accordance with the Delaware Act.

Section 7.2    Reclassification of Company Common Stock.

     Immediately following the amendment and restatement of the Certificate of Incorporation of the Company as provided in Section 7.1, the Company will reclassify (the "Reclassification") all of the issued and outstanding common stock of the Company, which at such time will consist of 1,000 shares of common stock owned by TCI, into that number of shares of Series A Common Stock, par value $1.00 per share, of the Company (the "Series A Common Stock") and that number of shares of Series B Common Stock, par value $1.00 per share, of the Company (the "Series B Common Stock") as shall in the aggregate be sufficient to effect the Distribution in accordance with Section
8.3 hereof.

Section 7.3    The Distribution.

     (a) On the Distribution Date, after giving effect to the Reclassification as provided in Section 7.2, and subject to the conditions to the Distribution set forth in Section 7.4, TCI shall distribute to the holders of record of TCI Group Common Stock at the close of business on the Record Date, other than TCI or any subsidiary of TCI (such holders, the "TCI Group Stockholders"), as a dividend, all the issued and outstanding shares of Series A Common Stock and Series B Common Stock (collectively, the "Company Common Stock"), on the basis of one share of Series A Common Stock for each ten shares of Series A TCI Group Common Stock held of record on the Record Date and one share of Series B Common Stock for each ten shares of Series B TCI Group Common Stock held of record on the Record Date, rounded for each TCI Group Stockholder as provided in Section 7.3(c).

     (b) The TCI Board shall have the authority (i) to declare or refrain from declaring the Distribution, (ii) to establish or change the record date for the Distribution (the "Record Date"), (iii) to establish or change the date on which the Distribution will be effective (the "Distribution Date") and (iv) to establish or change the procedures for effecting the Distribution, subject to this Agreement and the Delaware Act.

     (c) Anything contained herein to the contrary notwithstanding, TCI will not issue fractional shares of Company Common Stock in connection with the Distribution. Fractions of one-half or greater of a share will be rounded up and fractions of less than one-half of a share will be rounded down to the nearest whole number of shares of Series A Common Stock or Series B Common Stock, as applicable, on a holder-by-holder basis.

Section 7.4    Conditions to the Distribution.

     It shall be a condition to the effectiveness of the Distribution that, (a) on or before the Record Date, the Board of Directors of TCI (the "TCI Board") shall have taken all necessary corporate action to establish the Record Date and the Distribution Date and to declare the Distribution in accordance with the certificate of incorporation and by-laws of TCI and the Delaware Act, (b) prior to the Distribution, Baker & Botts, L.L.P., counsel for TCI, shall have rendered an opinion to the effect that the Distribution should qualify as a tax-free transaction to the TCI Group Stockholders under Section 355 of the Code, and (c) prior to the Distribution, the registration statement of the Company on Form 10 with respect to the registration under the Securities Exchange Act of 1934 of the Series A Common Stock and the Series B Common Stock shall have become effective, and such effectiveness shall not on the Distribution Date be stayed or suspended.

Section 7.5    Treatment of Outstanding Options and SARs.

     (a) Certain directors, officers and employees of TCI and its subsidiaries (including the Company) have been granted options to purchase shares of Series A TCI Group Common Stock ("TCI Options") and stock appreciation rights with respect to shares of Series A TCI Group Common Stock ("TCI SARs"). The TCI Options and TCI SARs have been granted pursuant to various stock plans of TCI (the "TCI Plans"). The TCI Plans give the committee of the TCI Board that administers the TCI Plans (the "TCI Plan Committee") the authority to make equitable adjustments to outstanding TCI Options and TCI SARs in the event of certain transactions, of which the Distribution is one.

     (b) Subject to the approval of the TCI Plan Committee and the TCI Board, immediately prior to the Distribution, each TCI Option shall be divided into two separately exercisable options: (i) an option to purchase Series A Common Stock (an "Add-on Company Option"), exercisable for the number of shares of Series A Common Stock that would have been issued in the Distribution in respect of the shares of Series A TCI Group Common Stock subject to the applicable TCI Option, if such TCI Option had been exercised in full immediately prior to the Record Date, and containing substantially equivalent terms as the existing TCI Option, and (ii) an option to purchase Series A TCI Group Common Stock (an "Adjusted TCI Option"), exercisable for the same number of shares of Series A TCI Group Common Stock as the corresponding TCI Option had been. The aggregate exercise price of each TCI Option shall be allocated between the Add-on Company Option and the Adjusted TCI Option into which it is divided, and all other terms of the Add-on Company Option and Adjusted TCI Option shall in all material respects be the same as such TCI Option, except that references therein to TCI shall generally refer to the Company with respect to Adjusted TCI Options and Add-on Company Options (and related SARs) held by Company Employees (as defined in Section 7.5(c)). Similar adjustments shall be made to the outstanding TCI SARs, resulting in the holders thereof holding Adjusted TCI SARs and Add-on Company SARs instead of TCI SARs, effective immediately prior to the Distribution. The foregoing adjustments shall be made pursuant to the anti-dilution provisions of the TCI Plans pursuant to which the respective TCI Options and TCI SARs were granted. Notwithstanding the foregoing, in order to give the Company an opportunity to file a registration statement on Form S-3 with respect to the shares of Series A Common Stock issuable upon exercise of Add-on Company Options and Add-on Company SARs, such options and SARs will not be exercisable for Series A Common Stock during the first fifteen months following the Distribution, and Add-on Company Options (and Add-on Company SARs) which would otherwise have expired during the first eighteen months following the Distribution will remain in effect until the expiration of such eighteen month period. Such deferral will not otherwise affect the vesting schedule or other terms and conditions of the Add-on Company Options (and Add-on Company SARs).

     (c) As a result of the foregoing, certain persons who remain TCI employees or non-employee directors after the Distribution and certain persons who were TCI employees prior to the Distribution but become Company employees after the Distribution will hold both Adjusted TCI Options and separate Add-on Company Options and/or will hold both Adjusted TCI SARs and separate Add-on Company SARs. The obligations with respect to the Adjusted TCI Options, Add-on Company Options, Adjusted TCI SARs and Add-on Company SARs held by TCI employees and non-employee directors following the Distribution shall be obligations solely of TCI. The obligations with respect to the Adjusted TCI Options, Add-on Company Options, Adjusted TCI SARs and Add-on Company SARs held by persons who are Company employees at the time of the Distribution and following the Distribution are no longer TCI employees ("Company Employees") shall be obligations solely of the Company. Prior to the Distribution, TCI and the Company shall enter into an agreement to sell to each other from time to time at the then current market price shares of Series A TCI Group Common Stock and Series A Common Stock, respectively, as necessary to satisfy their respective obligations under such securities.

     (d) In June 1996, the TCI Board and the Compensation Committee of the TCI Board authorized and approved the grant to each of the persons set forth on
Schedule 7.5(d) attached hereto, effective as of the date of the Closing, (the "Grant Date"), of an option to purchase that number of shares of Series A Common Stock as shall represent, on the Grant Date after, giving effect to the Distribution, that percentage of the total outstanding equity of the Company as is set forth opposite the name of such person on such Schedule 7.5(d), at an aggregate exercise price equal to that same percentage of TCI's total investment in the Company as of the Grant Date (other than any portion of such investment represented by a promissory note on the Grant Date) (such options collectively, the "Company Stock Options"). In consideration of the agreement of TCI to make the capital contribution to the Company provided for in Section 6.2(b) hereof, the Company hereby agrees to assume the obligations of TCI under the Company Stock Options. In that connection, on or before the Distribution Date, the Company shall issue to each of the persons set forth in Schedule 7.5(d) a stock option agreement substantially in the form of Exhibit D attached hereto, dated as of the Grant Date and otherwise having the terms and conditions set forth in
Schedule 7.5(d). During the term of the Company Stock Options TCI shall notify the Company promptly upon any termination of the employment with TCI and its subsidiaries of any of the persons set forth on Schedule 7.5(d), and shall promptly provide the Company with all other information as the Company shall reasonably request to assist the Company in administering the Company Stock Options in accordance with their terms.

Section 7.6.   Assumption of Executive Employment Contract.

          On the Distribution Date, subject to the conditions to the Distribution set forth in Section 7.4, the Company shall assume all obligations of TCI to Gary S. Howard with respect to Mr. Howard's former employment contract with United Cable Television Corporation. In that connection, the Company shall make the payments in respect of such employment contract to the same effect as if Mr. Howard had continued to remain an employee of TCI.


                                  ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES


Section 8.1    Representations And Warranties of the Parties.

          Each of the parties hereto, severally as to itself and not jointly, hereby represents and warrants to each of the other parties as follows:

          (a) Organization and Qualification.  Such party is a corporation duly
              ------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease or operate its properties and to conduct the business heretofore conducted by it, and is duly qualified and in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified and in good standing would not have a material adverse effect on its business, financial condition or results of operations.

          (b) Authorization and Validity of Agreement.  Such party has all
              ---------------------------------------
requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by such party of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of such party and, to the extent required by law, its stockholders, and no other corporate action on its part is necessary to authorize the execution and delivery by such party of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such party, and is a valid and binding obligation of such party, enforceable in accordance with its terms (except as enforceability may be limited by laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

          (c) No Approvals or Notices Required; No Conflict with Instruments.
              --------------------------------------------------------------
The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of its assets pursuant to the terms of, the charter or bylaws of such party, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its assets are bound, or any law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over it or its properties.

Section 8.2    Additional Representations and Warranties of TCIC.

          TCIC hereby represents and warrants to the Company, Sub 1 and Sub 2 as follows:

          (a) TCI K-1 is the sole record and beneficial owner of the TCI K-1 Interest and, upon the transfer thereof to Sub 1, Sub 1 will acquire all rights, title and interests of TCI K-1 in and to the TCI K-1 Interest, free and clear of any liens, claims and encumbrances.

          (b) UA K-1 is the sole record and beneficial owner of the UA K-1 Interest and, upon the transfer thereof to Sub 2, Sub 2 will acquire all rights, title and interests of UA K-1 in and to the UA K-1 Interest, free and clear of any liens, claims and encumbrances.

          (c) The authorized capital stock of Tempo consists of 50,000 shares of Tempo Stock, of which 1,000 shares have been duly issued and are outstanding. The Tempo Shares have been duly authorized and validly issued, are fully paid, nonassessable and free from preemptive rights, and constitute all of the issued and outstanding shares of Tempo capital stock. As of the date of this Agreement, the Tempo Shares are owned beneficially and of record by Enterprises, free and clear of any and all liens, claims and encumbrances. Upon the consummation of the Enterprises Merger and the contribution of the Tempo Shares to the Company in accordance with Section 2.1, the Company will acquire from TCIC good and marketable title to, and sole record and beneficial ownership of, the Tempo Shares, free and clear of all liens, claims and encumbrances.

          (d) As of immediately prior to the Merger Effective Time with respect to the Mergers: (i) all the issued and outstanding shares of capital stock of Enterprises, and all the issued and outstanding shares of capital stock of Digital, are owned, beneficially and of record, by TCIC; and (ii) all the issued and outstanding shares of capital stock of Old TCISE and the Company are owned, beneficially and of record, by Digital.

Section 8.3 Additional Representations and Warranties of the Company, Sub 1 and Sub 2.

          Each of the Company, Sub 1 and Sub 2 hereby represents and warrants to each of the other parties that it has been given full access to and ample opportunity to review and investigate all financial and other information in connection with the transactions contemplated hereby as it has deemed necessary to make an informed investment decision and has availed itself of such access and opportunity to the full extent that it desired. In determining to enter into this Agreement and consummate the transactions contemplated hereby, it has not relied upon any representation, warranty, promise or agreement other than those expressly contained herein, and no other representation, warranty, promise or agreement has been made or shall be implied.

                                   ARTICLE IX

                                   COVENANTS

Section 9.1   Cross-Indemnities.

           (a) Each of the parties hereby covenants and agrees to indemnify and hold harmless each of the other parties hereto and their respective subsidiaries, officers and directors, from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and disbursements and other reasonable professional fees and disbursements, whether or not litigation is instituted) (collectively, "Losses") based upon, arising out of or resulting from any breach of any representation, warranty or covenant of such party contained herein.

           (b) In addition to the indemnification provided for in Section 9.1(a), and except as otherwise expressly provided herein or in any of the agreements set forth on Schedule 9.1(b) hereto:

               (i) the Company and its subsidiaries hereby covenant and agree to indemnify and hold harmless TCI and its subsidiaries and their respective officers, directors, employees and agents, from and against (A) the Assumed Liabilities, (B) any and all other Losses arising out of or resulting from the operation by the Company, its subsidiaries, or any of their respective predecessors of the Digital Satellite Business or the ownership by the Company, its subsidiaries, or any of their respective predecessors of any assets used primarily therein (collectively the "Digital Satellite Assets"), whether before or after the

Distribution and (C) any and all Losses arising out of or resulting from the business, affairs, assets or liabilities of the Company and its subsidiaries following the Distribution; and

               (ii) TCI and its subsidiaries hereby covenant and agree to indemnify and hold harmless the Company and its subsidiaries and their respective officers, directors, employees and agents, from and against (A) any and all Losses arising out of or resulting from (1) the operation by TCI, its subsidiaries or any of their respective predecessors of any business other than the Digital Satellite Business, (2) the ownership by TCI, its subsidiaries or any of their respective predecessors of any assets other than the Digital Satellite Assets, or (3) any other activity of TCI, its subsidiaries or any of their respective predecessors, or any other reason or thing, not related to the operation of the Digital Satellite Business or the ownership of any Digital Satellite Assets, in any such case whether before or after the Distribution and
(B) any and all other Losses arising out of or resulting from the business, affairs, assets or liabilities of TCI and its subsidiaries following the Distribution.

          (c) Any party seeking indemnification hereunder will give prompt notice to the other party of any claim as to which indemnification is sought, and will give the indemnifying party the right to control, at its own expense, the conduct of any such claim, and any litigation arising out of such claim. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the party seeking indemnification hereunder shall have the right, at its own expense, to participate in (but not control) the defense of any third-party claim giving rise to a claim of indemnification hereunder, and shall have the right to control (with counsel of its own choice and at the expense of the indemnifying party) the defense of any such third party claim if such third party claim shall seek any material non-monetary damages or criminal penalties, or if the indemnifying party shall also be a party or potential party to such claim (or another claim based on substantially similar facts) and the party seeking indemnification shall have received an opinion of counsel stating that the party seeking indemnification has substantive defenses to such claim that are different from and potentially inconsistent with those available to the indemnifying party.

Section 9.2   Further Assurances.

          Each of the parties hereto covenants and agrees to make, execute, acknowledge and deliver such instruments, agreements, consents, assurances and documents, and take all such actions, as any other party may reasonably request and as may reasonably be required in order to effectuate the purposes and intents of this Agreement and to carry out the terms hereof, including, without limitation, to vest in the Company the record and beneficial ownership of all of the capital stock of Tempo and to vest in Sub 1 and Sub 2 respectively the record and beneficial ownership of all rights, title and interests in and to the TCI K-1 Interest and the UA K-1 Interest (including, without limitation, the admission of Sub 1 and Sub 2 as limited and general partners in the Partnership, in accordance with Section 10.04 of the Partnership Agreement).

Section 9.3   Specific Performance.

          Each of the parties hereto hereby acknowledges that the benefits to the other parties of the performance by such party of its obligations to be performed under this Agreement at and after the Closing are unique, that the other parties hereto are willing to enter into this Agreement only upon performance by such party of such obligations and that monetary damages may not afford adequate remedy for failure to perform any of such obligations. Accordingly, each of the parties hereto hereby consents to specific performance of its obligations hereunder to be performed at or after the Closing and waives any requirement for securing or posting of any bond in connection with the obtaining by the other party or parties of any injunctive or other equitable relief to enforce its or their rights hereunder.

Section 9.4   Access to Information.

          (a) Each of (x) the Company and its subsidiaries and (y) TCI and its subsidiaries (each, a "Party") shall provide to the other Party, at any time before or after the Closing Date, upon written request and on a reasonable schedule to be agreed by the Parties, any information in the possession or under the control of a Party that the requesting Party reasonably needs (i) to comply with reporting, filing or other requirements imposed on the requesting Party by a federal, state or local judicial, regulatory, administrative or taxing authority having jurisdiction over the requesting Party or (ii) to enable the requesting Party to implement the transactions contemplated hereby, including but not limited to performing its obligations under this Agreement.

          (b) Any information owned by a Party that is provided to the other Party pursuant to Section 9.4(a) shall remain the property of the providing Party. Nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

          (c) The Party requesting any information under this Section 9.4 shall reimburse the other Party for the reasonable costs, if any, of creating, gathering and copying such information, to the extent that such costs are incurred for the benefit of the requesting Party. No Party shall have any liability to the other Party in the event that any information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or is based on an estimate or forecast, is found to be inaccurate, absent willful misconduct by the Party providing such information.

Section 9.5   Confidentiality.

          (a) Each of the Parties shall keep confidential for five years following the Closing Date (or for five years following disclosure, whichever is longer), and shall use reasonable efforts to cause its officers, directors, employees, affiliates and agents (collectively, "Agents") to keep confidential during such five year period, all Proprietary Information (as defined below) of the other Party, in each case to the extent permitted by law.

          (b) "Proprietary Information" means any proprietary ideas, plans and information, including information of a technological or business nature, of a Party (in this context, the

"disclosing Party") (including all trade secrets, technology, intellectual property, data, summaries, reports, or mailing lists, in whatever form or media whatsoever, including oral communications, and however produced or reproduced), that is marked proprietary or confidential, or that bears a marking of like import, or that the disclosing Party states is to be considered proprietary or confidential, or that a reasonable and prudent person would consider proprietary or confidential under the circumstances of its disclosure. In addition, all information of the types referred to in the immediately preceding sentence that is used by the Company and its subsidiaries on or prior to the Closing Date and that is maintained by TCI or the Company or any of their respective subsidiaries as proprietary or confidential, or that a reasonable and prudent person would consider proprietary or confidential under the circumstances, shall constitute Proprietary Information of the Company for all purposes of this Section 10.5. Notwithstanding the foregoing, information of a disclosing Party will not constitute Proprietary Information (and the other Party (in this context, the "receiving Party") shall have no obligation with respect thereto), to the extent such information: (i) is approved for release by prior written authorization of the disclosing Party; (ii) is disclosed in order to comply with a judicial order issued by a court of competent jurisdiction, or to comply with government laws or regulations, in which event the receiving Party shall give prior written notice to the disclosing Party of such disclosure as soon as practicable and shall cooperate with the disclosing Party in using commercially reasonable efforts to obtain an appropriate protective order or equivalent, and provided that the information shall continue to be Proprietary Information to the extent it is covered by such protective order or equivalent; (iii) is disclosed to the receiving Party or the receiving Party's Agents on a non-confidential basis by a person other than the disclosing Party or its Agents that, to the receiving Party's knowledge, is not restricted from disclosing such information to the receiving Party by any contractual, fiduciary or other legal obligation; or (iv) is independently developed after the Closing Date by the receiving Party or its Agents.

                                  ARTICLE X

                                    CLOSING

Section 10.1   Closing.

          Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article XII hereto, and subject to the satisfaction of all conditions set forth in
Section 10.2 (or waiver of such conditions to the extent such conditions may be waived), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of TCI, at 5619 DTC Parkway, Englewood, Colorado 80111, at a mutually acceptable time and date (the "Closing Date").

Section 10.2   Conditions to Closing.

          (a) The obligations of the parties hereto to complete the transactions provided for herein are conditioned upon the following:

              (i) the receipt and continued validity of all third party consents or waivers required to be obtained in connection with the transactions contemplated by this Agreement; and

              (ii) the receipt and continued validity of all consents, approvals, orders, licenses or permits required to be received from the FCC and the regulations of the FCC relating thereto in connection with the transfer of control of or of an ownership interest in any of the businesses of the parties hereto in which the Company (or any of its subsidiaries) would have a direct or indirect interest upon consummation of the transactions provided for herein;

The parties hereto acknowledge that all consents, waivers, orders and approvals referred to above have been obtained as of the date hereof.

          (b) The performance by each party hereto of its obligations hereunder is further conditioned upon:

              (i) the performance by each other party of its covenants and agreements contained herein to the extent such are required to be performed at or prior to the Closing; and

              (ii) the representations and warranties of the other parties herein being true and complete in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date.

Section 10.3   Deliveries at Closing.

          (a) TCI.  At the Closing, TCI shall deliver to
              ---
the appropriate party or parties:

              (i)   promissory notes to TCIC,TCI K-1 and UA K-1, pursuant to
     Article VI, paragraph (b)(ii), hereof; and

              (ii) certified copies of resolutions of its Board of Directors authorizing the execution, delivery and performance by TCI of this Agreement, which resolutions shall be in full force and effect at and as of the Closing .

          (b) TCIC. At the Closing, TCIC shall deliver to the appropriate party
              ----
or parties:

              (i) executed certificates of ownership and merger in respect of the Enterprises Merger pursuant to section 253(a) of the Delaware Act and section 1083-A of the Oklahoma Act;

              (ii) stock certificates evidencing the Tempo Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, all in proper form for transfer to the Company; and


              (iii) certified copies of resolutions of its Board of Directors authorizing the execution, delivery and performance by TCIC of this Agreement, and the consummation of the Enterprises Merger as provided herein, which resolutions shall be in full force and effect at and as of the Closing.

          (c) The Company. At the Closing, the Company shall deliver to the
              -----------
appropriate party or parties:

              (i) executed articles of merger in respect of the Digital Merger pursuant to section 7-111-105(1) of the Colorado Act;

              (ii) the Company Note and a substitute promissory note pursuant to Article VI, paragraph (b)(iii), hereof; and

             (iii) certified copies of resolutions of its Board of Directors authorizing the execution, delivery and performance by the Company of this Agreement, and the consummation of the Digital Merger as provided herein, which resolutions shall be in full force and effect at and as of the Closing.

          (d) Enterprises.  At the Closing, Enterprises shall deliver to each
              -----------
other party certified copies of resolutions of its Board of Directors authorizing execution, delivery and performance by Enterprises of this Agreement, and the consummation of the Enterprises Merger as provided herein, which resolutions shall be in full force and effect at and as of the Closing.

          (e) Old TCISE.  At the Closing, Old TCISE shall deliver to each other
              ---------
party certified copies of resolutions of its Board of Directors authorizing the execution, delivery and performance by Old TCISE of this Agreement, and the consummation of the TCISE Merger as provided herein, which resolutions shall be in full force and effect at and as of the Closing.

          (f) Digital.  At the Closing, Digital shall deliver to the
              -------
appropriate party or parties:

              (i) an executed certificate of ownership and merger in respect of the Digital Merger pursuant to section 253(a) of the Delaware Act; and

              (ii) certified copies of (A) resolutions of the Board of Directors of Digital, authorizing the execution, delivery and performance by Digital of this Agreement and the consummation of the Digital Merger as provided herein, and (B) resolutions of TCIC, as sole stockholder of Digital, approving the Digital Merger pursuant to section 7-111-104(3) of the Colorado Act, which resolutions shall be in full force and effect at and as of the Closing.

          (g) TCI K-1.  At the Closing, TCI K-1 shalldeliver to the appropriate
              -------
party or parties:

              (i) such bills of sale, assignments and other documents and instruments of transfer as shall be necessary or desirable under the Partnership Agreement or otherwise or as shall reasonably be requested by any other party hereto in order to effectively vest in Sub 1 all rights, title and interests of TCI K-1 to the TCI K-1 Interest; and

              (ii) certified copies of resolutions of the Board of Directors of TCI K-1 authorizing the execution, delivery and performance by TCI K-1 of this Agreement, which resolutions shall be in full force and effect at and as of the Closing.

          (h) UA K-1.  At the Closing, UA K-1 shall deliver to the appropriate
              ------
party or parties:

              (i) such bills of sale, assignments and other documents and instruments of transfer as shall be necessary or desirable under the Partnership Agreement or otherwise or as shall reasonably be requested by any other party hereto in order to effectively vest in Sub 2 all rights, title and interests of UA K-1 to the UA K-1 Interest; and

              (ii) certified copies of resolutions of the Board of Directors of UA K-1 authorizing the execution, delivery and performance by UA K-1 of this Agreement, which resolutions shall be in full force and effect at and as of the Closing.

          (i) Sub 1.  At the Closing, Sub 1 shall deliver to the appropriate
              -----
party or parties:

              (i)   the Sub 1 Note;

              (ii) such instruments evidencing Sub 1's assumption of the TCI K-1 Assumed Liabilities as shall reasonably be requested by any other party hereto; and

              (iii) certified copies of resolutions of the Board of Directors of Sub 1 authorizing the execution, delivery and performance by Sub 1 of this Agreement, which resolutions shall be in full force and effect at and as of the Closing.

          (j) Sub 2.  At the Closing, Sub 2 shall deliver to the appropriate
              -----
party or parties:

              (i)   the Sub 2 Note;

              (ii) such instruments evidencing Sub 2's assumption of the UA K-1 Assumed Liabilities as shall reasonably be requested by any other party hereto; and

              (iii) certified copies of resolutions of the Board of Directors of Sub 2 authorizing the execution, delivery and performance by Sub 2 of this Agreement, which resolutions shall be in full force and effect at and as of the Closing.





                                  ARTICLE XI

                                  TERMINATION

Section 11.1   Termination.

          This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date:

              (i)   by TCI for any reason; or

              (ii) by any other party hereto if such party shall have discovered any material error, misstatement or omission in any of the representations or warranties of any other party hereto, any other party shall have otherwise breached in any material respect any such representation or warranty, any such representation or warranty shall not be true and complete in all material respects at and as of the Closing Date with the same effect as if made at and as of such time, or any other party hereto shall fail to comply in any material respect with any of the terms, covenants, conditions or agreements contained in this Agreement to be complied with or performed by any such party at or prior to the Closing Date.

Section 11.2   Effect of Termination.

          In the event of termination of this Agreement as provided by Section 11.1, this Agreement shall forthwith become void and the parties hereto shall have no obligation or liability to each other with respect to the transactions contemplated hereby. Upon any such termination, upon the request of TCI, the parties shall cause the boards of directors of one or both of the Digital Constituent Corporations and of one or both of the Enterprises Constituent Corporations to take such actions as may be required to terminate their respective agreements of merger contained herein.

                                 ARTICLE XII

                                 MISCELLANEOUS

Section 12.1   No Third-Party Rights.

          Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and for the benefit of no other person or entity.

Section 12.2   Notices.

          All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed telex or facsimile, addressed as follows:


          if to TCI, TCIC,     Tele-Communications, Inc.
          TCI K-1,             5619 DTC Parkway
          UA K-1,              Englewood, Colorado 80111
          or Enterprises:      Facsimile (303) 488-3245
                               Attention: Stephen M. Brett, Esq., Executive Vice
                               President, General Counsel and Secretary

          if to Digital,       TCI Satellite Entertainment, Inc.
          Old TCISE,           8085 South Chester, Suite 300
          the Company,         Englewood, Colorado 80112
          Sub 1 or Sub 2:      Facsimile (303) 712-4977
                               Attention: Gary S. Howard, President


or to such other address (or to the attention of such other person) as the parties may hereafter designate in writing. All such notices and communications shall be deemed to have been received on the date of delivery or the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

Section 12.3   Entire Agreement.

          This Agreement (including the Exhibits attached hereto) constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

Section 12.4  Amendment, Modification or Waiver.

          Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated other than by agreement in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instance shall be deemed or construed as a further or continuing waiver of any such term, provision or condition of this Agreement or any other term, provision or condition of this Agreement; but any party hereto may waive its rights in any particular instance by written instrument of waiver.

Section 12.5   Binding Effect; Benefit; Successors And Assigns.

          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this
                                                            --------
Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

Section 12.6   Costs And Expenses.

          All costs and expenses incurred in connection with the authorization, preparation and consummation of this Agreement and the transactions contemplated hereby shall be borne one-half by the Company and one-half by TCI, unless the parties shall otherwise agree.

Section 12.7   Severability.

          It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability of any provision hereof (or the modification of any provision hereof to conform with such laws or public policies, as provided in the next sentence) shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions and to alter the balance of this Agreement in order to render the same valid and enforceable, consistent (to the fullest extent possible) with the intent and purposes hereof.

Section 12.8  Miscellaneous.

          The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement and the legal relations among the parties hereto shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without regard to the conflict of laws rules thereof (except to the extent that (x) provisions of the Colorado Act shall be mandatorily applicable to the Digital Merger, the TCISE Merger or this Agreement and (y) provisions of the Oklahoma Act shall be mandatorily applicable to the Enterprises Merger or this Agreement).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


TELE-COMMUNICATIONS, INC.                TCI K-1, INC.


By:                                      By:
   -----------------------------            -----------------------------
   Name:                                    Name:
   Title:                                   Title:


TCI COMMUNICATIONS, INC.                 UNITED ARTISTS K-1 INVESTMENTS, INC.


By:                                      By:
   -----------------------------            -----------------------------
   Name:                                    Name:
   Title:                                   Title:


TEMPO ENTERPRISES, INC.                  TCISE PARTNER 1, INC.


By:                                      By:
   -----------------------------            -----------------------------
   Name:                                    Name:
   Title:                                   Title:


TCI DIGITAL SATELLITE                    TCISE PARTNER 2, INC.
ENTERTAINMENT, INC.

                                         By:
By:                                         -----------------------------
   -----------------------------            Name:
   Name:                                    Title:
   Title:


OLD TCI SE, INC.                         TCI SATELLITE ENTERTAINMENT, INC.


By:                                      By:
   -----------------------------            -----------------------------
   Name:                                    Name:
   Title:                                   Title:


                                   EXHIBIT A

                            Form of Subsidiary Note
                            -----------------------

                            [Intentionally Omitted]

                                   EXHIBIT B

                             Form of Company Note
                             --------------------

                            [Intentionally Omitted]

                                   EXHIBIT C

                            Form of Company Charter
                            -----------------------

                            [Intentionally Omitted]

                                   EXHIBIT D

                    Form of Company Stock Option Agreement
                    --------------------------------------

                            [Intentionally Omitted]

                                SCHEDULE 7.5(d)

                             Company Stock Options
                             ---------------------

                   Grantee                       Percentage
                   -------                       ----------

                   Brendan R. Clouston                 1%
                   Larry E. Romrell                    1%
                   David P. Beddow                   1/2%

                               SCHEDULE 10.1(b)

                              Certain Agreements
                              ------------------


1. Transition Services Agreement dated as of _____________, 1996, between Tele-Communications, Inc. ("TCI") and TCI Satellite Entertainment, Inc. (the "Company").

2. Trade Name and Service Mark License Agreement dated as of _____________, 1996, between TCI and the Company.

3. Tax Sharing Agreement dated as of July 1, 1995, among TCI, TCIC and the other parties thereto, as amended.

4. Indemnification Agreement dated as of _____________, 1996, between TCI UA 1, Inc. and the Company.



5. Indemnification Agreement dated as of _____________, 1996, between TCIC and the Company.

6. Fulfillment Agreement dated as of September __, 1996, between TCIC and the Company.


                                      S-2